Exhibit 8.1

List of Subsidiaries

	Company Name	Country
Wholly owned subsidiaries
1	141 Union Company	United States of America
2	Agnew Pastoral Company Pty Ltd	Australia
3	Albion Downs Pty Limited	Australia
4	Araguaia Participaçóes Ltda	Brazil
5	BHP (AUS) DDS Pty Ltd	Australia
6	BHP (Towage Services) Pty Ltd (b)(e)	Australia
7	BHP Aluminium Australia Pty Ltd	Australia
8	BHP Aluminium Limited	United Kingdom
9	BHP Billiton (Trinidad) Holdings Ltd	Saint Lucia
10	BHP Billiton (Trinidad-2C) Ltd	Canada
11	BHP Billiton (Trinidad-3A) Ltd	Trinidad and Tobago
12	BHP Billiton (UK) DDS Limited	United Kingdom
13	BHP Billiton (UK) Limited	United Kingdom
14	BHP Billiton Boliviana de Petróleo Inc.	United States of America
15	BHP Billiton Brasil Exploração e Produção de Petróleo Limitada	Brazil
16	BHP Billiton Brasil Investimentos de Petróleo Ltda	Brazil
17	BHP Billiton Brasil Ltda	Brazil
18	BHP Billiton Canada Inc.	Canada
19	BHP Billiton Chile Inversiones Limitada	Chile
20	BHP Billiton Company B.V.	Netherlands
21	BHP Billiton Finance (USA) Limited	Australia
22	BHP Billiton Finance B.V.	Netherlands
23	BHP Billiton Finance Limited	Australia
24	BHP Billiton Finance Plc	United Kingdom
25	BHP Billiton Foundation	United States of America
26	BHP Billiton Freight Singapore Pte Limited	Singapore
27	BHP Billiton Group Limited	United Kingdom
28	BHP Billiton Holdings Limited	United Kingdom
29	BHP Billiton International Metals B.V.	Netherlands
30	BHP Billiton International Services Limited	United Kingdom
31	BHP Billiton International Trading (Shanghai) Co. Ltd	China
32	BHP Billiton Investment Holdings Limited	United Kingdom
33	BHP Billiton IO Pilbara Mining Pty Ltd	Australia
34	BHP Billiton Iron Ore Pty Limited (b)(d)	Australia
35	BHP Billiton Japan Limited	Japan
36	BHP Billiton Marketing AG	Switzerland
37	BHP Billiton Marketing Asia Pte Ltd	Singapore
38	BHP Billiton Marketing Inc.	United States of America
39	BHP Billiton Marketing Services India Pvt Ltd	India
40	BHP Billiton Marketing UK Limited	United Kingdom
41	BHP Billiton Minerals Pty Ltd (b)(d)	Australia
42	BHP Billiton New Mexico Coal Inc.	United States of America
43	BHP Billiton Nickel West Pty Ltd (a)(b)	Australia
44	BHP Billiton Olympic Dam Corporation Pty Ltd (a)(b)	Australia
45	BHP Billiton Petróleo Holdings de México S. de R.L. de C.V.	Mexico

46	BHP Billiton Petróleo Operaciones de México S. de R.L. de C.V.	Mexico
47	BHP Billiton Petróleo Servicios Administrativos S. de R.L. de C.V.	Mexico
48	BHP Billiton Petróleo Servicios de México S. de R.L. de C.V.	Mexico
49	BHP Billiton Petroleum (Americas) Inc.	United States of America
50	BHP Billiton Petroleum (Australia) Pty Ltd	Australia
51	BHP Billiton Petroleum (Bass Strait) Pty Ltd	Australia
52	BHP Billiton Petroleum (Bimshire) Limited	United Kingdom
53	BHP Billiton Petroleum (Deepwater) Inc.	United States of America
54	BHP Billiton Petroleum (GOM) Inc.	United States of America
55	BHP Billiton Petroleum (International Exploration) Pty Ltd	Australia
56	BHP Billiton Petroleum (New Ventures) Corporation	Canada
57	BHP Billiton Petroleum (North America) Inc.	United States of America
58	BHP Billiton Petroleum (North West Shelf) Pty Ltd	Australia
59	BHP Billiton Petroleum (Philippines) Corporation	Canada
60	BHP Billiton Petroleum (South Africa 3B/4B) Limited	United Kingdom
61	BHP Billiton Petroleum (Trinidad Block 23B) Limited	United Kingdom
62	BHP Billiton Petroleum (Trinidad Block 7) Limited	United Kingdom
63	BHP Billiton Petroleum (Victoria) Pty Ltd	Australia
64	BHP Billiton Petroleum Great Britain Limited	United Kingdom
65	BHP Billiton Petroleum Holdings (USA) Inc.	United States of America
66	BHP Billiton Petroleum Holdings LLC	United States of America
67	BHP Billiton Petroleum International Pty Ltd	Australia
68	BHP Billiton Petroleum Investments (Great Britain) Pty Ltd	Australia
69	BHP Billiton Petroleum Limited	United Kingdom
70	BHP Billiton PNG Services Limited	Papua New Guinea
71	BHP Billiton Services Jersey Limited	Jersey
72	BHP Billiton Shared Services Malaysia Sdn. Bhd.	Malaysia
73	BHP Billiton SSM Development Pty Ltd	Australia
74	BHP Billiton SSM Indonesia Pte Ltd	Singapore
75	BHP Billiton Sustainable Communities	United Kingdom
76	BHP Billiton Technology (Shanghai) Co Ltd	China
77	BHP Billiton UK Holdings Limited	British Virgin Islands
78	BHP Billiton UK Investments Limited	British Virgin Islands
79	BHP Billiton World Exploration Inc.	Canada
80	BHP BK Limited	United Kingdom
81	BHP Capital Inc.	United States of America
82	BHP Capital No. 20 Pty Limited	Australia
83	BHP Chile Inc.	United States of America
84	BHP Coal Pty Ltd (a)(b)	Australia
85	BHP Copper Inc.	United States of America
86	BHP Direct Reduced Iron Pty Limited (b)(d)	Australia
87	BHP Energy Coal Australia Pty Ltd	Australia
88	BHP Escondida Inc.	United States of America
89	BHP Explorations Chile SpA	Chile
90	BHP Finance (International) Inc.	United States of America
91	BHP Finance Limited	United Kingdom
92	BHP Foreign Holdings Inc.	United States of America
93	BHP Group Holdings Limited	United Kingdom

94	BHP Group Operations Pty Ltd (a)(b)	Australia
95	BHP Hawaii Inc.	United States of America
96	BHP Holdings (International) Inc.	United States of America
97	BHP Holdings (Resources) Inc.	United States of America
98	BHP Holdings (USA) Inc.	United States of America
99	BHP Holdings International (Investments) Inc.	United States of America
100	BHP Holdings Limited	United Kingdom
101	BHP Innovation Pty Ltd (a)(b)	Australia
102	BHP Internacional Participaçóes Ltda	Brazil
103	BHP International Finance Corp	United States of America
104	BHP International Services Limited	United Kingdom
105	BHP IO Mining Pty Ltd	Australia
106	BHP IO Workshop Pty Ltd	Australia
107	BHP Iron Ore Holdings Pty Ltd	Australia
108	BHP Lonsdale Investments Pty Ltd (a)(b)	Australia
109	BHP Manganese Australia Pty Ltd	Australia
110	BHP Marine & General Insurances Pty Ltd	Australia
111	BHP Marketing UK Limited	United Kingdom
112	BHP MetCoal Holdings Pty Ltd (a)(b)	Australia
113	BHP Mineral Resources Inc	United States of America
114	BHP Minerals Asia Pacific Pty Ltd	Australia
115	BHP Minerals Europe Limited	United Kingdom
116	BHP Minerals Exploration Inc.	United States of America
117	BHP Minerals Holdings Proprietary Limited (b)(d)	Australia
118	BHP Minerals India Private Limited	India
119	BHP Minerals International Exploration Inc.	United States of America
120	BHP Minerals International LLC	United States of America
121	BHP Minerals Service Company	United States of America
122	BHP Nickel Operations Pty Ltd	Australia
123	BHP Peru Holdings Inc.	United States of America
124	BHP Petroleum (Argentina) S.A.	Argentina
125	BHP Petroleum (Arkansas Holdings) LLC	United States of America
126	BHP Petroleum (Brazil) Limited	United Kingdom
127	BHP Petroleum (Cambodia) Pty Ltd	Australia
128	BHP Petroleum (Carlisle Bay) Limited	United Kingdom
129	BHP Petroleum (Foreign Exploration Holdings) LLC	United States of America
130	BHP Petroleum (Mexico Holdings) LLC	United States of America
131	BHP Petroleum (Mexico) Limited	United Kingdom
132	BHP Petroleum (Tankers) Limited	Bermuda
133	BHP Petroleum (Trinidad Block 14) Limited	United Kingdom
134	BHP Petroleum (Trinidad Block 23A) Limited	United Kingdom
135	BHP Petroleum (Trinidad Block 28) Limited	United Kingdom
136	BHP Petroleum (Trinidad Block 29) Limited	United Kingdom
137	BHP Petroleum (Trinidad Block 3) Limited	United Kingdom
138	BHP Petroleum (Trinidad Block 5) Limited	United Kingdom
139	BHP Petroleum (Trinidad Block 6) Limited	United Kingdom
140	BHP Petroleum Pty Ltd	Australia
141	BHP Pty Ltd	Australia

142	BHP Queensland Coal Investments Pty Ltd (c)	Australia
143	BHP Queensland Coal Limited (c)	United States of America
144	BHP Resources Inc.	United States of America
145	BHP Shared Business Services Pty Ltd	Australia
146	BHP SSM Indonesia Holdings Pty Ltd	Australia
147	BHP SSM International Pty Ltd	Australia
148	BHP Titanium Minerals Pty Ltd	Australia
149	BHP Towage Services (Boodarie) Pty Ltd	Australia
150	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
151	BHP Towage Services (Iron Corella) Pty Ltd	Australia
152	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
153	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
154	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
155	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
156	BHP Towage Services (Mallina) Pty Ltd	Australia
157	BHP Towage Services (Mount Florance) Pty Ltd	Australia
158	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
159	BHP Towage Services (RT Darwin) Pty Ltd	Australia
160	BHP Towage Services (RT Discovery) Pty Ltd	Australia
161	BHP Towage Services (RT Eduard) Pty Ltd	Australia
162	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
163	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
164	BHP Towage Services (RT Force) Pty Ltd	Australia
165	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
166	BHP Towage Services (RT Rotation) Pty Ltd	Australia
167	BHP Towage Services (RT Sensation) Pty Ltd	Australia
168	BHP Towage Services (RT Tough) Pty Ltd	Australia
169	BHP WAIO Pty Ltd (b)(e)	Australia
170	BHP Western Mining Resources International Pty Ltd	Australia
171	BHP Yakabindie Nickel Pty Ltd	Australia
172	BHPB Freight Pty Ltd (a)(b)	Australia
173	BHPB Resolution Holdings LLC	United States of America
174	Billiton Australia Finance Pty Ltd	Australia
175	Billiton Development B.V.	Netherlands
176	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
177	Billiton Guinea B.V.	Netherlands
178	Billiton Investment 3 B.V.	Netherlands
179	Billiton Investment 8 B.V.	Netherlands
180	Billiton Investments Ireland Limited	Ireland
181	Billiton Marketing Holding B.V.	Netherlands
182	Billiton Suriname Holdings B.V.	Netherlands
183	Broadmeadow Mine Services Pty Ltd (a)(b)	Australia
184	Broken Hill Proprietary (USA) Inc.	United States of America
185	Carson Hill Gold Mining Corporation	United States of America
186	Central Queensland Services Pty Ltd (a)(b)	Australia
187	Cerro-Quebrado S.A.	Ecuador
188	Cerro-Yatsur S.A.	Ecuador
189	Coal Mines Australia Pty Ltd	Australia

190	Compañía Minera Cerro Colorado Limitada	Chile
191	Consolidated Nominees Proprietary Limited	South Africa
192	Dampier Coal (Queensland) Proprietary Limited (b)(d)	Australia
193	Global BHP Copper Ltd	Cayman Islands
194	Hamilton Brothers Petroleum Corporation	United States of America
195	Hamilton Oil Company Inc.	United States of America
196	Hay Point Services Pty Limited (a)(b)	Australia
197	Hunter Valley Energy Coal Pty Ltd	Australia
198	IPS USA Inc.	United States of America
199	Jenipapo Recursos Naturais Ltda	Brazil
200	Kelti S.A.	Chile
201	Marcona International S.A.	Panama
202	Minera Spence SA	Chile
203	Mt Arthur Coal Pty Limited	Australia
204	Mt Arthur Underground Pty Ltd	Australia
205	Operaciones Conjuntas S. de R.L. de C.V.	Mexico
206	OS ACPM Pty Ltd (b)(e)	Australia
207	OS MCAP Pty Ltd (b)(f)	Australia
208	Phoenix Mining Finance Company Proprietary Limited	South Africa
209	Pilbara Gas Pty Limited (b)(d)	Australia
210	PT BHP Billiton Indonesia	Indonesia
211	PT BHP Billiton Services Indonesia	Indonesia
212	PT Billiton Indonesia	Indonesia
213	RAL Cayman Inc.	Cayman Islands
214	Red Mountain Infrastructure Pty Ltd	Australia
215	Rio Algom Exploration Inc.	Canada
216	Rio Algom Investments (Chile) Inc.	Canada
217	Rio Algom Limited	Canada
218	Rio Algom Mining LLC	United States of America
219	Riocerro Inc.	Cayman Islands
220	Riochile Inc.	Cayman Islands
221	Stein Insurance Company Limited	Guernsey
222	Tamakaya Energía SpA	Chile
223	The Broken Hill Proprietary Company Pty Ltd (a)(b)	Australia
224	The World Marine & General Insurance Plc	United Kingdom
225	UMAL Consolidated Pty Ltd (b)(d)	Australia
226	United Iron Pty Ltd	Australia
227	Weebo Pastoral Company Pty Ltd	Australia
228	Westminer Insurance Pte Ltd	Singapore
229	WMC (Argentina) Inc.	United States of America
230	WMC Corporate Services Inc.	United States of America
231	WMC Finance (USA) Limited	Australia
232	WMC Mineraçóo Ltda	Brazil
233	WMC Resources Marketing Limited	Canada

Subsidiaries where effective interest is less than 100 per cent
234	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
235	BHP Billiton Mitsui Coal Pty Ltd (80%)	Australia

236	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
237	BHP Shared Services Philippines Inc. (99.99%)	Philippines
238	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
239	Minera Escondida Ltda (57.5%)	Chile
240	QNI Philippines Inc. (99.99%)	Philippines

Joint operations
241	Bass Strait (50%)	Australia
242	BHP Billiton SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
243	Blue Ocean Bulk Shipping Limited (50%)	Liberia
244	BM Alliance Coal Marketing Pty Limited (50%)	Australia
245	BM Alliance Coal Operations Pty Limited (50%)	Australia
246	BM Alliance Marketing Pte Ltd (50%)	Singapore
247	BMA Japan KK (50%)	Japan
248	Central Queensland Coal Associates (50%)	Australia
249	Greater Angostura (45%)	Trinidad and Tobago
250	Gregory (50%)	Australia
251	Gulf of Mexico (23.9–44%)	United States of America
252	Macedon (71.43%)	Australia
253	Minerva (90%)	Australia
254	Mt Goldsworthy (85%)	Australia
255	Mt Newman (85%)	Australia
256	North West Shelf (12.5–16.67%)	Australia
257	North West Shelf Gas Pty Limited (16.67%)	Australia
258	North West Shelf Liaison Company Pty Ltd (16.67%)	Australia
259	North West Shelf Lifting Coordinator Pty Ltd (16.67%)	Australia
260	North West Shelf Shipping Service Company Pty Ltd (16.67%)	Australia
261	Posmac (65%)	Australia
262	Pyrenees (40–71.43%)	Australia
263	ROD Integrated Development (29.50%)	Algeria
264	South Blackwater Coal Pty Limited (50%)	Australia
265	Southern Natural Gas Development Pty Limited (50%)	Australia
266	Stybarrow (50%)	Australia
267	Thakweneng Mineral Resources Pty Ltd (50%)	South Africa
268	Trion (60%)	Mexico
269	Yandi (85%)	Australia

Joint ventures and associates
270	Caesar Oil Pipeline Company LLC (25%)	United States of America
271	Carbones del Cerrejón Limited (33.33%)	Anguilla
272	Cerrejón Zona Norte S.A. (33.33%)	Colombia
273	Cleopatra Gas Gathering Company LLC (22%)	United States of America
274	CMC-Coal Marketing DAC (33.33%)	Ireland
275	Compañía Minera Antamina S.A. (33.75%)	Peru
276	Global HubCo B.V. (33.33%)	Netherlands
277	Marine Well Containment Company LLC (10%)	United States of America
278	NCIG Holdings Pty Ltd (35.47%)	Australia
279	Resolution Copper Mining LLC (45%)	United States of America

280	Rightship Pty Limited (33.33%)	Australia
281	Samarco Mineração S.A. (50%)	Brazil
282	SolGold Plc (11.2%)	United Kingdom

Minority Investments
283	Commonwealth Steamship Insurance Company Pty Limited (29.72%)	Australia
284	Euronimba Limited (45.5%)	Jersey
285	Interstate Steamship Insurance Company Pty Ltd (24.91%)	Australia
286	Pilbara Pastoral Company Pty Limited (25%)	Australia
287	Ponta Ubu Agropecuária Ltda. (49%)	Brazil

(a)	These companies are parties to the Limited Deed of Cross Guarantee, originally entered into on 6 June 2016, and members of the Closed Group, as at 30 June 2019.

(b)

These companies are parties to the Limited Deed of Cross Guarantee and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports and Directors’ reports.

(c)	These companies were removed from the Limited Deed of Cross Guarantee based on the Revocation Deed executed on 20 December 2016.

(d)	These companies were added into the Limited Deed of Cross Guarantee based on the Assumption Deed executed on 29 June 2017 and are members of the Closed Group, as at 30 June 2017.

(e)	These companies were added into the Limited Deed of Cross Guarantee based on the Assumption Deed executed on 26 June 2018 and are members of the Closed Group, as at 30 June 2018.

(f)	These companies were added into the Limited Deed of Cross Guarantee based on the Assumption Deed executed on 29 June 2019 and are members of the Closed Group, as at 30 June 2019.